As filed with the Securities and Exchange Commission on March 25, 2022

Registration Statement File No. 333-231203

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3ASR REGISTRATION STATEMENT (No. 333-231203)

UNDER THE SECURITIES ACT OF 1933

CyrusOne Inc.
(Exact Name of registrant as specified in its charter)

Maryland	46-0691837
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

2850 N. Harwood Street, Suite 2200

Dallas, TX 75201

(Address, including zip code, of principal executive offices)

CyrusOne LP
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	46-0982896 (I.R.S. Employer Identification No.)

2850 N. Harwood Street, Suite 2200

Dallas, TX 75201

(Address, including zip code, of principal executive offices)

CyrusOne Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	61-1697505 (I.R.S. Employer Identification No.)

2850 N. Harwood Street, Suite 2200

Dallas, TX 75201

(Address, including zip code, of principal executive offices)

(See Table of Additional Registrant Guarantors for information regarding additional Registrants)

Robert M. Jackson, Esq.

Executive Vice President, General Counsel and Secretary

2850 N. Harwood Street, Suite 2200

Dallas, TX 75201

(972) 350-0060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William V. Fogg, Esq.

Erik R. Tavzel, Esq.

Andrew C. Elken, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

(212) 474-1000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANT GUARANTORS(1)(2)

Exact name of additional registrant guarantor as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
CyrusOne GP	Maryland	35-6993529
CyrusOne Foreign Holdings LLC	Delaware	45-3026714
CyrusOne LLC	Delaware	27-4286158
CyrusOne TRS Inc.	Delaware	35-2458099
Cervalis Holdings LLC	Delaware	27-3304848
Cervalis LLC	Delaware	52-2231014
CyrusOne-NC LLC	Delaware	80-0458789
CyrusOne-NJ LLC	Delaware	30-0750860
C1-Allen LLC	Delaware	30-1018747
C1-ATL LLC	Delaware	82-4569108
C1-Mesa LLC	Delaware	83-1734540
C1-Sterling VIII LLC	Delaware	83-1441494
C1-Santa Clara LLC	Delaware	83-2256762
Warhol TRS LLC	Delaware	82-4196385
Warhol Partnership LLC	Delaware	82-4292292
Warhol REIT LLC	Delaware	36-4887959

(1)

Address, including zip code, and telephone number, including area code, of each Additional Registrant Guarantor's Principal Executive Offices is 2850 N. Harwood Street, Suite 2200 Dallas, TX 75201, (972) 350-0060.

(2)

Name, address, including zip code, and telephone number, including area code, of each Additional Registrant Guarantor's Agent for Service is Robert M. Jackson, Esq., 2850 N. Harwood Street, Suite 2200 Dallas, TX 75201, (972) 350-0060.

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

This post-effective amendment (this “Post-Effective Amendment”) relates to the Registration Statement filed by CyrusOne Inc., a Maryland corporation (the “Company”), CyrusOne LP, a Maryland limited partnership, CyrusOne Finance Corp., a Maryland corporation, and certain of CyrusOne LP’s subsidiaries (each, a “Registrant”) with the Securities and Exchange Commission on Form S-3ASR (Registration No. 333-231203) on May 3, 2019 (the “Registration Statement”).

On March 25, 2022, pursuant to the Agreement and Plan of Merger, dated as of November 14, 2021, by and among Cavalry Parent L.P., a Delaware limited partnership (“Parent”), Cavalry Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company (the “Merger Agreement”), Merger Sub was merged with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of Parent (the “Merger”). This Post-Effective Amendment is being filed as a result of the Merger.

In connection with the Merger and the other transactions contemplated by the Merger Agreement, and in accordance with an undertakings made by each Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, each Registrant hereby terminates the effectiveness of the Registration Statement and removes from registration any and all of the securities registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on March 25, 2022.

CYRUSONE INC.

By:	/s/ Robert M. Jackson
Robert M. Jackson Executive Vice President, General Counsel and Secretary

CYRUSONE LP

By:	CyrusOne Inc., as sole trustee of CyrusOne GP, as sole general partner of CyrusOne LP

/s/ Robert M. Jackson
Robert M. Jackson Executive Vice President, General Counsel and Secretary of CyrusOne Inc.

CYRUSONE FINANCE CORP.

/s/ Robert M. Jackson
Robert M. Jackson Executive Vice President, General Counsel and Secretary

CYRUSONE GP
By:	CyrusOne Inc., as sole trustee of CyrusOne GP

/s/ Robert M. Jackson
Robert M. Jackson Executive Vice President, General Counsel and Secretary of CyrusOne Inc.

Registrants (As Listed on Schedule I of Additional Registrants)
By:	CyrusOne Inc., as sole trustee of CyrusOne GP, as sole general partner of CyrusOne LP, as managing member of the Registrants

/s/ Robert M. Jackson
Robert M. Jackson Executive Vice President, General Counsel and Secretary of CyrusOne Inc.

CYRUSONE FOREIGN HOLDINGS LLC
By:	CyrusOne Inc., as sole trustee of CyrusOne GP, as sole general partner of CyrusOne LP, as managing member of Warhol Partnership LLC, as managing member of CyrusOne Foreign Holdings LLC

/s/ Robert M. Jackson
Robert M. Jackson Executive Vice President, General Counsel and Secretary of CyrusOne Inc.

CERVALIS LLC
By:	CyrusOne Inc., as sole trustee of CyrusOne GP, as sole general partner of CyrusOne LP, as managing member of Cervalis Holdings LLC, as managing member of Cervalis LLC

/s/ Robert M. Jackson
Robert M. Jackson Executive Vice President, General Counsel and Secretary of CyrusOne Inc.

Registrants (As Listed on Schedule II of Additional Registrants)

/s/ Robert M. Jackson
Robert M. Jackson Executive Vice President, General Counsel and Secretary

Schedule I of Additional Registrants

Exact Name of Registrant as Specified in its Charter

CyrusOne LLC
Cervalis Holdings LLC
CyrusOne-NC LLC
CyrusOne-NJ LLC
C1-Allen LLC
C1-ATL LLC
C1-Mesa LLC
C1-Sterling VIII LLC
C1-Santa Clara LLC
Warhol TRS LLC
Warhol Partnership LLC

Schedule II of Additional Registrants

Exact Name of Registrant as Specified in its Charter

CyrusOne TRS Inc.
Warhol REIT LLC